      As filed with the Securities and Exchange Commission on July 9, 1997
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------


                             SUMMIT CARE CORPORATION
               (Exact Name of Issuer as Specified in Its Charter)

          CALIFORNIA                                 95-3656297
    (State of Incorporation)            (I.R.S. Employer Identification Number)

   2600 WEST MAGNOLIA BLVD.
      BURBANK, CALIFORNIA                              91505
(Address of Principal Executive Offices)            (Zip Code)

                             SUMMIT CARE CORPORATION
                                STOCK OPTION PLAN
                            (Full Title of the Plan)

                               DERWIN L. WILLIAMS
                         Senior Vice President - Finance
                             Summit Care Corporation
                              22613 Old Canal Road
                          Yorba Linda, California 92887
                     (Name and Address of Agent For Service)

                                 (714) 279-1450
          (Telephone Number, Including Area Code, of Agent for Service)


                                 ---------------

                                 With a copy to:

                             PETER F. ZIEGLER, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                          Los Angeles, California 90071
                                 (213) 229-7000

================================================================================================================================
                                                    CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                 Proposed Maximum
Title of Securities                               Proposed Maximum Offering      Aggregate Offering      Amount of
to be Registered      Amount to be Registered     Price Per Share (1)            Price(1)                Registration Fee(1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no
par value                     1,400,000           $13 9/16                       $18,987,500             $5,753.79
--------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of Summit Care Corporation as reported on the NASDAQ National Market on July 7, 1997.

                                EXPLANATORY NOTE

         Summit Care Corporation, a California corporation (the "Company") adopted the Summit Care Corporation Stock Option Plan (as amended, the "Plan") in 1992. The shares of the common stock of the Company, no par value per share (the "Common Stock"), reserved for issuance upon the exercise of options awarded pursuant to the Plan have not been registered under the Securities Act of 1933, as amended (the "Act"). However, the Company has awarded options under the Plan, and certain of these options have been exercised pursuant to a valid exemption from the registration requirements of the Act, resulting in the sale by the Company of restricted shares of Common Stock.

         This Registration Statement is intended to register the following for issuance by the Company:

         1. 1,020,000 shares of the Company which may be issued by the Company pursuant to the exercise of outstanding options previously awarded under the Plan; and

         2. 344,000 shares of Common Stock which may be issued by the Company pursuant to the exercise of options that may be subsequently awarded under the Plan.

         Also, this Registration Statement, and the reoffer prospectus included herein, is intended to register the following for reoffer and/or resale:

         1. 36,000 restricted shares of Common Stock which have been issued by the Company upon the exercise of options granted under the Plan pursuant to a valid exemption from the registration requirements of the Act; and

         2. Shares of Common Stock that may be acquired in the future under the Plan by persons who may be considered affiliates of the Company as defined by Rule 405 under the Act.

         The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

REOFFER PROSPECTUS

                             SUMMIT CARE CORPORATION

                                  COMMON STOCK
                                 (NO PAR VALUE)
                             UP TO 1,400,000 SHARES

                  This Prospectus relates to up to 1,400,000 shares of Common Stock, no par value ("Common Stock"), of Summit Care Corporation (the "Company") which have previously been issued or may in the future be issued pursuant to the exercise of options awarded to date under the Company's Stock Option Plan (as amended, the "Plan") to, and which may be offered for resale from time to time by, certain employees of the Company and its subsidiaries named in Annex 1 hereto (the "Selling Shareholders").

                  The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

                  The Common Stock is quoted on the NASDAQ National Market under the symbol "SUMC." On July 8, 1997, the last reported sale price per share of the Common Stock, as quoted on the NASDAQ National Market, was $13 3/4.

                          ----------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                     OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------



                  The date of this Prospectus is July 9, 1997.

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities (i) covered by this Prospectus, (ii) issuable upon the exercise of options previously awarded under the Plan, and (iii) issuable upon the exercise of options which may be subsequently awarded under the Plan. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at the Jacob K. Javits Federal Building, 75 Park Place, New York, New York 10278. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                           INCORPORATION BY REFERENCE

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1996, as filed on September 6, 1996 with the Security and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

         (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, No. 0-19411, as filed with the Securities and Exchange Commission on July 17, 1991, and any amendment or report filed with the Commission for the purpose of updating such description of Common Stock;

         (3) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996, as filed with the Securities and Exchange Commission on November 8, 1996;

         (4) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1996, as filed with the Securities and Exchange Commission on February 13, 1997; and

         (5) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997, as filed with the Securities and Exchange Commission on May 14, 1997.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

                                  RISK FACTORS

Governmental Regulation

         The Company's business is regulated by the federal government and by various state and local authorities in California, Texas and Arizona. Each of the Company's centers and its pharmacy is licensed or certified by the state in which it is located and its state licenses and certifications must be renewed annually. The Company's centers and its pharmacies are also subject to federal licensure and/or certification laws. The Company's skilled nursing care and assisted living centers are subject to periodic inspection by governmental and other authorities to assure continued compliance with various standards established for continued licensing under state law and certification under Medicare and Medicaid programs. The failure to obtain or renew any required regulatory approvals or licenses could materially and adversely affect the Company's ability to receive Medicare and Medicaid payments, could prevent the expansion of the Company or could prevent it from offering its existing services, any of which could adversely affect the Company's business or results of operations. Regulatory and licensing requirements are subject to change, and there can be no assurance that the Company will be able to maintain all necessary licenses or that it will not incur substantial costs in doing so.

         The Company is subject to federal and state laws prohibiting certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of patients to, or other recommendation of, a particular provider of products or services. In addition, certain federal and state laws have recently been enacted to prohibit physician self-referrals for certain "designated health services" rendered to patients by a physician who has an ownership interest or other financial relationship with the provider. The Company contracts with physicians for medical directors' services and such physicians refer patients to the Company's centers from time to time. Accordingly, these prohibitions could, among other things, require the Company to modify its contractual arrangements with its medical directors or prohibit these physicians from referring patients to the Company.

Dependence on Reimbursement by Third-Party Payors

         A substantial portion of the Company's revenues are derived from government-sponsored health care programs, such as Medicare and Medicaid, and from managed care organizations. Typically, services provided to Medicare, managed care and private pay patients are reimbursed at a higher rate than services provided to Medicaid patients. Accordingly, changes in the mix of revenue sources of the Company among Medicaid, Medicare, managed care organizations and private payors can significantly affect the revenues and profitability of the Company. There can be no assurance that the Company will continue to attract and retain sufficient Medicare, managed care and private pay patients to maintain its quality mix.

         Governmental and certain third-party payors employ cost-containment measures designed to limit payments made to health care providers such as the Company. Those measures include the adoption of initial and continuing recipient eligibility criteria that may limit payment for services, the adoption of coverage criteria that limit the services that will be reimbursed and the establishment of payment ceilings that set the maximum reimbursement that a provider may receive for services. Furthermore, government reimbursement programs are subject to statutory and regulatory changes, administrative rulings, government funding restrictions and, in the case of the Medicare program, retrospective adjustments, all of which may materially decrease the rate of reimbursement to the Company for its services. There can be no assurance that payments under governmental and certain third-party payor programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. In addition, cost increases which occur without corresponding increases in reimbursement would adversely affect the Company's business and results of operations. The Company's operations could also be materially and adversely affected by regulation developments by governmental payors such as mandatory increases in the scope and quality of care for skilled nursing care patients or revisions in program certification standards, unless such developments are accompanied by corresponding rate increases.

         In attempts to limit federal and state budget deficits, there have been, and the Company expects that there may continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for health care services. For example, through its 1994 budget the federal government has placed a freeze on increasing "routine service costs" at nursing facilities for cost reporting periods beginning in the Company's 1995 fiscal year and has placed limits on any exceptions that may be granted to the reimbursement rate freeze The federal government subsequently lifted the reimbursement rate freeze for cost reporting periods beginning in the Company's 1997 fiscal year. The Company cannot predict whether other such proposals will be adopted in the future or, if adopted and implemented, what effect, if any, such proposals will have on the Company.

         The Company's centers that participate in applicable state Medicaid programs are subject to risk of changes in Medicaid reimbursement and payment delays resulting from budgetary shortfalls of state Medicaid programs. The Company received approximately 10% of its revenues during the six months ended December 31, 1996 from Medi-Cal, the California Medicaid program ("Medi-Cal"). The Company has experienced, and may in the future experience, delays in payment and in rate increases by Medi-Cal. The Company may also experience delays in payment and in rate increases by other governmental and third-party payors. Given the percentage of the Company's revenues derived from Medi-Cal and other governmental payors, there can be no assurance that rate freezes or future delays in payments from Medi-Cal or other governmental and third-party payors will not have a material adverse effect on the Company.

Effect of Health Care Reform Proposals

         In recent years, an increasing number of legislative proposals have been introduced in Congress and various state legislatures that would affect major reforms of the health care system. Among the proposals under consideration are insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees, the provision of federal tax credits to individuals for the purchase of health insurance and the creation of a single government health insurance plan that would cover all citizens. In addition, the Clinton administration has promulgated proposals including cutbacks to certain Medicare and Medicaid programs and has proposed steps to permit greater flexibility in the administration of Medicaid. In California, the Department of Health Services has established plans to enroll many Medi-Cal recipients in managed care plans. These plans have the option of covering long-term care in addition to other services, which could materially and adversely affect the Company's revenue. Changes in the reimbursement levels under Medicare or Medicaid and changes in applicable government regulations could materially and adversely affect the Company's results of operations. It is uncertain at this time what health care reform legislation will ultimately be enacted and implemented or whether other changes in the administration or interpretation of the governmental health care programs will occur. There can be no assurance that future health care legislation or other changes in the administration or interpretation of governmental health care programs, if enacted, will not have a material adverse effect on the results of operations of the Company.

Dependence on Key Management and Qualified Nursing and Clinical Personnel

         The Company's continued success will depend in part upon the management services of William C. Scott, Chairman of the Board and Chief Executive Officer of the Company. Although the Board of Directors has authorized an employment agreement for Mr. Scott, the Company and Mr. Scott have not entered into any employment agreement or any other agreement that restricts Mr. Scott's ability to compete with the Company following the termination of his employment. The loss of Mr. Scott's services or his employment by a competitor of the Company following the termination of his services could have a material adverse effect on the Company.

         Historically, the health care industry, generally, and to a lesser extent the Company, have operated with a shortage of licensed nursing personnel, and the Company has faced difficulties recruiting qualified clinical personnel for certain facilities in Texas. Any shortage in nursing personnel could require the Company to pay higher salaries and make greater use of higher cost temporary nursing personnel. There can be no assurance that the Company will continue to be able to attract and retain sufficient qualified personnel. A lack of such personnel could limit the Company's ability to expand and might result in reduced patient days or require the Company to admit patients requiring lower levels of care, any or all of which could materially and adversely affect the Company's results of operations.

Limited Geographic Diversity

         All but one of the Company's centers are located in California and Texas. As a part of its strategy, the Company intends to continue to expand operations in those states. There can be no assurance, however, that the regulatory environment or the reimbursement rates paid under Medi-Cal or the Medicaid program in Texas will not change. Such changes could materially and adversely affect the Company. In addition, the Company's concentration of operations increases the risk that any adverse economic, regulatory or other developments that may occur in these two states may materially and adversely impact the Company.

Competition

         The Company operates in a highly competitive industry. The Company's skilled nursing care and assisted living centers are located in communities that also are served by similar centers operated by others. Some competing centers provide services not offered by the Company and some are operated by entities having greater financial and other resources than the Company. In addition, some are operated by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to the Company. Furthermore, cost containment efforts, which encourage more efficient utilization of acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of acute care hospitals have converted portions of their facilities to other purposes, including specialty and sub-acute units. In California, Texas and Arizona a certificate of need is no longer required in order to build or expand a nursing center, which is another factor increasing competition. The Company's pharmacies also operate in a highly competitive environment and competes with regional and local pharmacies, medical supply companies and pharmacies operated by large long-term care chains. The Company may also encounter competition in acquiring or developing new centers.

Liability and Insurance

         The Company's services subject it to liability risk. Malpractice claims may be asserted against the Company if its services are alleged to have resulted in patient injury or other adverse effects, the risk of which is greater for higher acuity patients, such as those treated by the Company's specialty and sub-acute services, than for traditional long-term care patients. The

Company has from time to time been subject to such malpractice claims and other litigation in the ordinary course of its business. While the Company believes that the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's business or financial condition, there can be no assurance that future claims will not have a material adverse effect on the Company's business or financial condition. The Company's current general and professional liability policy has limits of $9,000,000 per occurrence and $9,500,000 in the aggregate. Although the Company has not been subject to any judgments or settlements in excess of its coverage limits, there can be no assurance that claims for damages in excess of its coverage limits will not arise in the future.

Volatility of Stock Price

         The market for the Common Stock and the stock of other health care companies has been volatile. The trading price of the Common Stock could be subject to wide fluctuations resulting from quarter-to-quarter variations in operating results, news announcements, legislative developments, trading volume, general market trends and other factors.

                              SELLING SHAREHOLDERS

         The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Shareholder and his or her relationship to the Company; (b) the number of shares of Common Stock each Selling Shareholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although options actually vest over five years); and (c) the number of Securities offered pursuant to this Prospectus by each Selling Shareholder. The information contained in Annex I may be amended or supplemented from time to time.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

         Sales of the Securities offered hereby may be made on the NASDAQ National Market or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold in (a) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) transactions in which a broker or dealer acts as principal and resells the Securities for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         The amount of Securities to be reoffered or resold by means of this Prospectus by any individual shareholder, and any person with whom such shareholder is acting in consent for the purpose of selling Securities, may not exceed, during any three-month period, the greater of (i) one percent of the shares of Common Stock outstanding as shown by the most recent report of statement published by the Company or (ii) the average weekly reported volume of trading in shares of Common Stock reported through the NASDAQ National Market during the four calendar weeks preceding the date of the reoffer or resale.

         There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Securities covered by this Prospectus.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                     EXPERTS

         The consolidated financial statements of Summit Care Corporation appearing in Summit Care Corporation's Annual Report on Form 10-K for the year ended June 30, 1996 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                     ANNEX I


        Selling Shareholder*                   Shares To Be Offered Hereby
        --------------------                   ---------------------------

         Neal Maslan                                             600

         Jesse Martinez                                       13,500

         Judy Marolda                                          5,000

         Melodye Stok                                          5,500

         Rochelle Krugler                                      1,200

         Frank Tamba                                           7,000

         Victoria MacKemy                                      3,200
                                                             -------
                                                              36,000
                                                             =======












----------------

* In addition, certain unnamed shareholders who are not affiliates of the Company, as defined by Rule 405 under the Act, may also sell shares of Common Stock pursuant to this Prospectus, provided that each such shareholder holds less than 1,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1996, as filed on September 6, 1996 with the Security and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

         (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, No. 0-19411, as filed with the Securities and Exchange Commission on July 17, 1991, and any amendment or report filed with the Commission for the purpose of updating such description of Common Stock;

         (3) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996, as filed with the Securities and Exchange Commission on November 8, 1996;

         (4) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1996, as filed with the Securities and Exchange Commission on February 13, 1997; and

         (5) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997, as filed with the Securities and Exchange Commission on May 14, 1997.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  As allowed by the California General Corporation Law, the Company's Articles of Incorporation provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) with respect to certain transactions or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders of certain loans or guarantees. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         The Company's Bylaws permit it to indemnify its directors and officers to the full extent permitted by law. In addition, the Company's Articles of Incorporation expressly authorize the use of indemnification agreements, and the Company has entered into separate indemnification agreements with each of its directors and its executive officers. These agreements require the Company to indemnify its officers and directors to the full extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things, the agreements require the Company to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The securities to be offered for resale by means of this Prospectus were originally issued by the Company in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. Such securities were issued to certain employees in transactions not involving public offerings.

ITEM 8.  EXHIBITS.

         4.1 Summit Care Corporation Stock Option Plan, as amended (including amendments).

         4.2 Form of Summit Care Corporation Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Registrant's Form S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on May 23, 1991)

         4.3 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form

                  S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on May 23, 1991)

         4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on July 3,
                  1991)

         5.1      Opinion of Gibson, Dunn & Crutcher LLP

         23.1     Consent of Ernst & Young, LLP

         23.2     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5.1)

         24.1 Power of Attorney (included on page II-5 of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the

         Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, California, on this 30th day of June, 1997.

                                        SUMMIT CARE CORPORATION


                                        By      /s/ WILLIAM C. SCOTT
                                                ---------------------------
                                                William C. Scott
                                                Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM C. SCOTT and DERWIN L. WILLIAMS, or either of them, his or her attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                        TITLE                         DATE
      ---------                        -----                         ----
  /s/ WILLIAM C. SCOTT         Chairman of the Board,            June 30, 1997
---------------------------    Chief Executive Officer
    William C. Scott           and Director
                               (Principal Executive Officer)


  /s/ DERWIN L. WILLIAMS       Senior Vice President-Finance     June 30, 1997
---------------------------    (Principal Financial Officer)
    Derwin L. Williams

    /s/ DONALD J. AMARAL       Director                          June 30, 1997
---------------------------
      Donald J. Amaral

     /s/ JOHN A. BRENDE        Director                          June 30, 1997
---------------------------
       John A. Brende

    /s/ WILLIAM J. CASEY       Director                          June 30, 1997
---------------------------
      William J. Casey

     /s/ KEITH B. PITTS        Director                          June 30, 1997
---------------------------
       Keith B. Pitts

   /s/ GARY L. MASSIMINO       Director                          June 30, 1997
---------------------------
     Gary L. Massimino

                                  EXHIBIT INDEX



     EXHIBIT NO.                     DESCRIPTION.
     -----------                     ------------

         4.1 Summit Care Corporation Stock Option Plan, as amended (including amendments).

         4.2 Form of Summit Care Corporation Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Registrant's Form S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on May 23, 1991)

         4.3 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on May 23,
                  1991)

         4.4 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-40778, filed with the Securities and Exchange Commission on July 3,
                  1991)

         5.1      Opinion of Gibson, Dunn & Crutcher LLP

         23.1     Consent of Ernst & Young, LLP

         23.2     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5.1)

         24.1 Power of Attorney (included on page II-5 of this Registration Statement)